                                                                    EXHIBIT 8.1


                      FIDDLER GONZALEZ & RODRIGUEZ, P.S.C.
                         BANCO BILBAO VIZCAYA BUILDING
                            254 MUNOZ RIVERA AVENUE
                                   6TH FLOOR
                          HATO REY, PUERTO RICO 00918




                               September 26, 2003


First BanCorp.
1519 Ponce De Leon Avenue
San Juan, Puerto Rico 00908-0146

Dear Sirs:

         We have acted as counsel to First BanCorp., a Puerto Rico corporation (the "Company"), in connection with the registration of up to 7,584,000 shares (the "Shares") of the Company's Noncumulative Perpetual Monthly Income Preferred Stock, Series E, $1.00 par value per share. The Shares were registered under the Securities Act of 1933, as amended (the "Act") pursuant to a shelf Registration Statement on Form S-3 (SEC File No. 333-75682), which became effective on January 24, 2002, and a Registration Statement on Form S-3 (SEC File No. 333-109075) filed by the Company on September 24, 2003 pursuant to Rule 462(b) under the Act (collectively, the "Registration Statement").

         We have examined the prospectus supplement relating to the Shares contained in the Registration Statement (the "Prospectus Supplement"), which is going to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and we have reviewed the discussion of certain Federal and Puerto Rico income tax considerations of the proposed offering described in the Prospectus Supplement (the "Tax Discussion") appearing under the captions "Taxation," "Puerto Rico Taxation" and "United States Taxation." We have also reviewed such other documents and instruments and have examined such questions of law as we have considered necessary for the purposes of this opinion. In addition, we have relied on certificates of officers of the Company as to certain factual matters.

         The Tax Discussion represents our opinion regarding the material Federal and Puerto Rico tax consequences described therein.

First BanCorp.
September 26, 2003
Page 2


         Our opinion is based upon the review of the Prospectus Supplement and of applicable Federal and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law contained in the Tax Discussion. As to statements of fact, we are relying on your representation that such factual statements are accurate.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Taxation" in the Prospectus Supplement contained in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,


                                       /s/ Fiddler Gonzalez & Rodriguez, P.S.C.